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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in Registration Statement Nos. 333-81709, 333-95355, 333-38434, and 333-47454 on Form S-8 and Registration
Statement Nos. 333-41540 and 333-48360 on Form S-3 of Digital Island, Inc. of our report dated April 3, 2000, relating to the consolidated financial statements of SoftAware, Inc. and subsidiary and our report dated April 20, 2000, relating to the financial statements of Pacific Netcom, Inc. as of December 31, 1999 and 1998 and for each of the three years ended December 31, 1999 appearing in this Current Report on Form 8-K/A of Digital Island, Inc. dated September 15, 2000.



DELOITTE & TOUCHE LLP

Costa Mesa, California
November 16, 2000